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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): SEPTEMBER 20, 2002

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                            CENTERPOINT ENERGY, INC.
             (Exact name of registrant as specified in its charter)
                       D/B/A RELIANT ENERGY, INCORPORATED

           TEXAS                       333-69502                74-0694415
(State or other jurisdiction          (Commission              (IRS Employer
     of incorporation)                File Number)           Identification No.)


             1111 LOUISIANA
             HOUSTON, TEXAS                                        77002
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (713) 207-3000

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ITEM 5.     OTHER EVENTS.

         On September 20, 2002, CenterPoint Energy, Inc. (d/b/a Reliant Energy, Incorporated) established 0.788603 as the distribution ratio for the previously declared pro rata distribution (Distribution) of shares of Reliant Resources, Inc. (RRI) common stock to the common shareholders of CenterPoint Energy. Accordingly, each common shareholder of CenterPoint Energy will receive 0.788603 shares of RRI common stock for each share of CenterPoint Energy common stock owned as of the close of business on September 20, 2002, the record date for the Distribution. Cash payments will be made in lieu of fractional shares. The distribution ratio was determined by dividing the 240,000,000 shares of RRI common stock to be distributed by 304,335,457, the total number of shares of CenterPoint Energy common stock outstanding as of the close of business on the record date for the Distribution.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

                  (c)      Exhibits.

                  The following exhibit is filed herewith:

                  None.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CENTERPOINT ENERGY, INC.
                                              d/b/a Reliant Energy, Incorporated



    Date:  September 24, 2002                 By:     /s/ James S. Brian
                                                 -------------------------------
                                              James S. Brian
                                              Senior Vice President and
                                              Chief Accounting Officer